Exhibit 99.1

[GRAPHIC OMITTED
PAR PHARMACEUTICAL LOGO]


Contacts:
Stephen J. Mock
Cecelia C. Heer
Par Pharmaceutical Companies, Inc.
(201) 802-4000


                    PAR PHARMACEUTICAL REPORTS FIRST-QUARTER
                               SALES AND EARNINGS

       DRIVEN BY NEW PRODUCT INTRODUCTIONS, FIRST-QUARTER TOTAL REVENUES
                     INCREASE 78 PERCENT TO $173.8 MILLION
                                      ---
    INCOME FROM CONTINUING OPERATIONS ROSE 212 PERCENT TO $8.4 MILLION, AND
      DILUTED EPS FROM CONTINUING OPERATIONS INCREASED 200 PERCENT TO $.24


SPRING VALLEY, NY, MAY 1, 2006 - Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported that total revenues grew 78 percent to $173.8 million for the first quarter ended April 2, 2006. For the quarter, income from continuing operations rose 212 percent to $8.4 million and diluted earnings per share from continuing operations increased 200 percent to $.24. This is compared with revenues of $97.5 million, income from continuing operations of $2.7 million and diluted earnings per share from continuing operations of $.08 for the same period a year ago. Effective December 31, 2005, Par divested FineTech Laboratories Ltd. Income from continuing operations for the first quarter of 2005 excludes the financial results of FineTech.

"Par's first-quarter total revenues included new product sales of more than $100 million," said Scott Tarriff, president and chief executive officer. "Additions since last year's first quarter include generic versions of Flonase(R), Augmentin(R) and Ultracet(R), and Par's first branded pharmaceutical product, Megace(R) ES.

"Par significantly improved its financial performance despite the continued investment necessary to build its branded pharmaceutical organization and its first brand," Mr. Tarriff said. "This investment diluted Par's first-quarter earnings by almost $9 million, or $.16 a share. However, as sales of Megace ES grow and we add additional products, the dilution will diminish and the investment will be rewarded."

FIRST-QUARTER REVIEW

First-quarter sales growth was driven by fluticasone propionate nasal spray. In February, Par announced that it entered into a supply and distribution agreement with GlaxoSmithKline (GSK) in the U.S. to distribute the product. Fluticasone propionate nasal spray is fully substitutable for GSK's allergy spray Flonase and is manufactured by a GSK subsidiary. After a restraining order temporarily halted distribution of generics, shipments of Par's product resumed in March. In the first quarter, fluticasone achieved sales of $57.8 million.

In December 2005, Par was assigned Ivax Corporation's distribution rights for various dosage forms of the immediate release antibiotics amoxicillin/clavulanate potassium and amoxicillin, which are fully substitutable for corresponding formulations of Augmentin(R), Augmentin ES-600(R) and Amoxil(R). Par also purchased eight products that were previously marketed in the U.S. by Teva Pharmaceutical Industries Ltd. or Ivax Corporation prior to Teva's acquisition of Ivax. In the first quarter, sales of all acquired products totaled $20.3 million.

Sales of tramadol hydrochloride and acetaminophen tablets were $9.2 million in the first quarter. The product is the generic version of the analgesic Ultracet and was introduced in April 2005. Par was awarded 180 days of marketing exclusivity for being the first to file an Abbreviated New Drug Application containing a paragraph IV certification for the product. Par's exclusivity expired in October and an additional generic competitor entered the market in December.

In the first quarter, the appetite stimulant Megace ES (megestrol acetate) 625 mg/5 mL concentrated oral suspension achieved sales of $8.0 million. Megace ES holds a 15.6 percent share of new prescriptions in the U.S. market for megestrol acetate oral suspension products, according to the IMS Health national prescription audit of retail and mail order trade outlets for March 2006. This is compared with an 11.5 percent share of new prescriptions for December 2005.

Par's first-quarter gross margin was 32 percent of sales, compared to 41 percent in 2005. The lower gross margin primarily reflects the effect of significant sales of fluticasone, amoxicillin/clavulanate potassium and amoxicillin. After profit splits with GSK, these products have significantly lower gross margins than most of Par's other products. Also, in the first quarter of 2005, Par's gross margin benefited from an increase in other product-related revenues.

Research and development expense of $13.7 million declined 12 percent from $15.5 million in the first quarter of 2005. The decline reflects Par's lower net development costs following the termination of its partnership agreement with Advancis Pharmaceutical Corporation in August 2005. In the first quarter, Par initiated the first of two Phase III clinical trials on PAR-100.2, a new formulation of megestrol acetate concentrate under development for appetite stimulation in cancer-induced anorexia. Par also began patient enrollment in a Phase IIB study of PAR-101, a narrow-spectrum antibiotic being developed for the treatment of Clostridium difficile-associated diarrhea.

First-quarter selling, general and administrative (SG&A) expense increased 35 percent to $28.4 million. The increase in SG&A expense primarily reflects sales and marketing expenses associated with Megace ES, which was introduced in the third quarter of 2005. In the second quarter of 2005, Par created a new branded sales force to promote Megace ES to physicians. In the first quarter of 2006, Par increased the size of the Megace ES sales force from 59 to 73 sales representatives. For the first quarter, SG&A expense included $10.3 million of sales and marketing expenses associated with Megace ES and Par's branded division.

Effective January 1, 2006, Par began expensing stock-based compensation in accordance with SFAS 123R. As a result, Par recognized $2.7 million of stock option expense in the first quarter, $1.9 million of which is included in SG&A expense.

IN OTHER RECENT DEVELOPMENTS:

    o Par announced Gerard A. Martino has been named executive vice president and chief financial officer.

Par Pharmaceutical Companies, Inc. develops, manufactures and markets generic drugs and innovative branded pharmaceuticals for specialty markets. In 2005, Par received approval for and introduced Megace ES, its first branded pharmaceutical product, and expects to launch its second in 2006. Par's Generic Products Division is committed to providing high-quality pharmaceuticals that are affordable and accessible to patients. Par manufactures, markets or licenses more than 110 generic drugs. For press release and other company information, visit www.parpharm.com.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting FDA filings and approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, uncertainty of patent litigation filed against us, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.

                       PAR PHARMACEUTICAL COMPANIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)

                                                                          THREE MONTHS ENDED
                                                                          ------------------
                                                                        APRIL 2,       APRIL 3,
                                                                         2006           2005
                                                                      -----------    ------------

Revenues:
    Net product sales                                                   $173,608        $91,037
    Other product related revenues                                           224          6,413
                                                                      -----------    ------------
Total revenues                                                           173,832         97,450
Cost of goods sold                                                       118,470         57,856
                                                                      -----------    ------------
   Gross margin                                                           55,362         39,594
                                                                      -----------    ------------

Operating expenses:
   Research and development                                               13,699         15,519
   Selling, general and administrative                                    28,426         21,102
                                                                      -----------    ------------
      Total operating expenses                                            42,125         36,621
                                                                      -----------    ------------

      Operating income                                                    13,237          2,973

Other expense, net                                                          (685)           (30)
Net investment gain                                                            -          1,353
Interest income (expense), net                                               519           (152)

                                                                      -----------    ------------
Income from continuing operations before provision for income taxes       13,071          4,144
Provision for income taxes                                                 4,670          1,450
                                                                      -----------    ------------
Income from continuing operations                                          8,401          2,694
                                                                      -----------    ------------

DISCONTINUED OPERATIONS:
(Loss) from discontinued operations                                         -            (1,156)
(Benefit) for income taxes                                                  -              (439)
                                                                      -----------    ------------
(Loss) from discontinued operations                                         -              (717)
                                                                      -----------    ------------
                                                                      -----------    ------------
Net income                                                                $8,401         $1,977
                                                                      ===========    ============

NET INCOME (LOSS) PER SHARE OF COMMON STOCK:
   BASIC
       Continuing operations                                               $0.25          $0.08
       Discontinued operations                                               -           ($0.02)
                                                                      -----------    ------------
                                                                           $0.25          $0.06
                                                                      ===========    ============
   DILUTED
       Continuing operations                                               $0.24          $0.08
       Discontinued operations                                               -           ($0.02)
                                                                      -----------    ------------
                                                                           $0.24          $0.06
                                                                      ===========    ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING:
   BASIC                                                                  34,259         34,137
                                                                      ===========    ============
   DILUTED                                                                34,461         34,646
                                                                      ===========    ============

-----------------------------------------------------------------------------------------------------------------------------------

                                  PAR PHARMACEUTICAL COMPANIES, INC.
                                 CONSOLIDATED CONDENSED BALANCE SHEETS
                                            (In Thousands)


                                                                               APRIL 2,             DEC. 31,
                                                                                 2006                 2005
                                                                             -----------          ------------
Assets:
     Current assets:
          Cash and cash equivalents                                           $  45,702            $ 93,438
          Available for sale securities                                         107,235              106,807
          Accounts receivable, net                                              234,401              143,608
          Inventories, net                                                      117,568              100,945
          Deferred tax assets, prepaid expenses and other current assets         66,925               78,711
                                                                             -----------          ------------
     Total current assets                                                       571,831              523,509

     Property, plant and equipment, net                                          87,834               89,135
     Investments                                                                 23,651               21,741
     Goodwill and intangible assets, net                                        104,172               95,015
     Non-current deferred tax assets, deferred charges and other assets          64,906               57,617
                                                                             -----------          ------------
Total assets                                                                  $ 852,394            $ 787,017
                                                                             ===========          ============

Liabilities and stockholders' equity:
     Current liabilities:
          Short-term and current portion of long-term debt                    $   1,791            $   2,897
          Accounts payable                                                      148,720              102,034
          Accrued expenses and other current liabilities                         37,608               40,603
          Income taxes payable                                                   11,909               11,879
                                                                             -----------          ------------
     Total current liabilities                                                  200,028              157,413

     Long-term debt, less current portion                                       200,044              200,068
     Other long-term liabilities                                                    330                  561

     Stockholders' equity                                                       451,992              428,975

                                                                             -----------          ------------
Total liabilities and stockholders' equity                                    $ 852,394            $ 787,017
                                                                             ===========          ============



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